Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the periodic report of Ideal Power Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2024 as filed with the Securities and Exchange Commission (the “Report”), we, R. Daniel Brdar, Chief Executive Officer (Principal Executive Officer) and Timothy W. Burns, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

(1)         The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: May 15, 2024

/s/ R. Daniel Brdar
R. Daniel Brdar
Chief Executive Officer (Principal Executive Officer)

/s/ Timothy W. Burns
Timothy W. Burns
Chief Financial Officer (Principal Financial and
Accounting Officer)